SECOND AMENDMENT TO

CUSTODIAN AGREEMENT

This second amendment (this “Amendment”) to the Custodian Agreement dated as of July 31, 2013, by and between Forum Funds II (the “Trust”) and MUFG Union Bank, N.A., as assigned to U.S. Bank, N.A. (“U.S. Bank”) on June 11, 2021 (the “Agreement”), is entered into with an effective date of December 16, 2022 (the “Effective Date”).

WHEREAS, U.S. Bank and the Trust (the “Parties”) desire to amend Schedule I of the Agreement to reflect the removal of a series of the Trust, Dundas International Equity Growth Fund, as well as the addition of a new series of the Trust, the SafeGuard Core One Fund; and

WHEREAS, Section 18.1 of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Schedule I to the Agreement is hereby deleted in its entirety and replaced by Schedule I attached hereto to reflect the removal of Dundas International Equity Growth Fund and the addition of SafeGuard Core One Fund,

3.	Except as expressly amended hereby, all the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

FORUM FUNDS II		U.S. BANK, N.A.

By:	/s/ Jessica Chase	By:	/s/ Gregory Farley
Name:	Jessica Chase		Gregory Farley
Title:	President		Senior Vice President

Schedule I

Separate Portfolios

CUSTODIAN AGREEMENT

(FOREIGN AND DOMESTIC SECURITIES)

Forum Funds II
and
U.S. Bank

Effective Date: December 16, 2022

Names of Funds:

ABR Dynamic Blend Equity & Volatility Fund
ABR 50/50 Volatility Fund
ABR 75/25 Volatility Fund
Acuitas US Microcap Fund
Baywood SociallyResponsible Fund
Baywood ValuePlus Fund
SafeGuard Core One Fund

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